EXHIBIT 99.1

Golden Matrix to Host Live Conference Call Today at 4:00pm EST

Company to Discuss Recent Developments and Growth Outlook for 2020

LAS VEGAS – January 22, 2020 (NewMediaWire) - Golden Matrix Group Inc. (OTCPK: GMGI) a technology-driven company that designs and develops social gaming platforms, systems and gaming content, today said its CEO Brian Goodman will host a conference call today at 4:00pm EST to discuss recent developments and the company’s growth outlook for 2020.

To participate in this event, please dial (Toll Free) 844-407-9500 domestically or 862-298-0850 internationally, approximately 5-to-10 minutes before the beginning of the call.

You may access the teleconference replay by dialing (Toll Free) 877-481-4010 domestically or 919-882-2331 internationally, referencing conference ID #57568. The replay will be available approximately two hours after the completion of the live event, and end at midnight EST on January 29, 2020.

An audio recording of the conference can also be accessed at http://goldenmatrix.com/presentations.html within 30 minutes after the completion of the call.

About Golden Matrix

Golden Matrix Group, based in Las Vegas NV, is an established gaming technology company that develops and owns online gaming IP and builds configurable and scalable white-label social gaming platforms for its international customers, located primarily in the Asia Pacific region. The gaming IP includes tools for marketing, acquisition, retention and monetization of users. The company's platform can be accessed through both desktop and mobile applications.

Our sophisticated software automatically declines any gaming or redemption requests from within the United States, in strict compliance with current US law.

Forward-Looking Statements

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results and plans for future development activities and are thus prospective. Forward-looking statements include all statements that are not statements of historical fact regarding intent, belief or current expectations of the Company, its directors or its officers. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company's ability to control. Actual results may differ materially from those projected in the forward-looking statements. Among the factors that could cause actual results to differ materially from those indicated in the forward-looking statements are risks and uncertainties associated with the Company's business and finances in general, including the ability to continue and manage its growth, competition, global economic conditions and other factors discussed in detail in the Company's periodic filings with the Security and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements.

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Golden Matrix Group

info@goldenmatrix.com

Tel: (702) 318-7548

www.goldenmatrix.com